Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report on Form 10-Q of KollagenX Corp. (the "Company") for the period ended May 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report") We, George Huerta as President , and as Rondell Fletcher as Chief Financial Officer as of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 30, 2015	By: /s/ George Huerta
George Huerta
President

By: /s/ Rondell Fletcher
Rondell Fletcher
Secretary, Treasurer

This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.